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                        APPLIED MICROSYSTEMS CORPORATION

                               AMENDMENT TO BYLAWS

                        ADOPTED BY THE BOARD OF DIRECTORS
                              ON NOVEMBER 10, 2003

AMENDMENT TO BYLAWS

      The board of directors of Applied Microsystems Corporation, a Washington corporation (the "Company"), has duly adopted the following resolutions:

      RESOLVED, that the Bylaws are hereby amended such that the exact number of directors of the Company shall be one (1), effective as of the resignation of all but one (1) of the Company's existing directors.